Exhibit 10.1
SECOND AMENDMENT TO LOAN AGREEMENT, REVOLVING VARIABLE RATE
COGNOVIT PROMISSORY NOTE AND SECURITY AGREEMENT
     This Second Amendment to Loan Agreement, Revolving Variable Rate Cognovit Promissory Note and Security Agreement (this “Amendment”) is made effective July 17, 2007, by and between Core Molding Technologies, Inc., f/k/a Core Materials Corporation, a Delaware corporation (“Borrower”), and Key Bank National Association, a national banking association (“Lender”).
BACKGROUND INFORMATION
     A. Lender made certain loans to Borrower (sometimes referred to hereinafter, collectively, as the “Loan” or “Loans”) pursuant to a Loan Agreement originally dated December 30, 2003, and amended on March 18, 2005 (the “ Loan Agreement”). The Loans consist of the following: (i) a $7,500,000 revolving line of credit loan (the “Revolving Credit Loan”), evidenced by a $7,500,000 Revolving Variable Rate Cognovit Promissory Note originally dated December 20, 2003, and amended on March 18, 2005 (the “Revolving Credit Note”); and (ii) a term loan in the amount of $9,000,000) (the “Term Loan”), evidenced by a $9,000,000 Variable Rate Cognovit Promissory Term Note dated December 30, 2003 (the “Term Note”).
     B. The Loans are secured pursuant to, among other things, (i) a Security Agreement from Borrower to Lender (the “Security Agreement”), (ii) a mortgage on Borrower’s facility located in Columbus, Ohio (the “Ohio Mortgage”), and (iii) a mortgage on Borrower’s facility located in Gaffney, South Carolina (the “South Carolina Mortgage”). The Loans are also guaranteed by Core Composites Corporation (“Guarantor”), pursuant to an Unconditional Guaranty Agreement dated December 30, 2003 (the “Guaranty”).
     C. The Loan Agreement, Term Note, Revolving Credit Note, Security Agreement, Ohio Mortgage, South Carolina Mortgage, and all other agreements between Lender and Borrower relating to the Loans are sometimes referred to hereinafter, collectively, as the “Loan Documents” and, individually, as a “Loan Document”. The terms defined in the Loan Agreement shall be used in this Amendment, and have the same meaning as defined in the Loan Agreement, unless a term is otherwise defined in this Amendment. To the extent that there are any inconsistencies between the provisions of this Amendment and the provisions of the Loan Agreement, or any of the other Loan Documents, then the applicable provisions of this Amendment shall control and supersede the inconsistent provisions of the Loan Agreement, or any of the other Loan Documents.
     D. Borrower and Lender are entering into this Amendment to amend, modify, and replace certain provisions of the Loan Agreement and the Revolving Credit Note. Guarantor consents to Borrower’s entering into this Amendment and the modifications to the Ohio Mortgage and South Carolina Mortgage described below.
STATEMENT OF AGREEMENT
     The parties to this Amendment acknowledge the accuracy of the foregoing Background Information and for adequate consideration received, receipt of which is hereby acknowledged, hereby agree as follows:
     §1. Acknowledgement. Except as otherwise specifically set forth in this Amendment, the Loans, and all other obligations of Borrower under the Loan Documents, shall remain as currently set forth in the Loan Agreement and the other Loan Documents and nothing in this Amendment shall alter, modify, limit, or impair any of the rights, powers, or remedies that Lender may have under the Loan Agreement or any of the other Loan Documents.
     §2. Obligation to Repay Loan. Borrower hereby reaffirms its obligation to repay the Loans in full.
     §3. Compliance with Loan Documents. Borrower shall comply with all of the terms and provisions of the Loan Agreement and the other Loan Documents, as modified by this Amendment.
     §4. No Waiver of Rights. Except as expressly set forth herein, nothing contained in this Amendment shall be deemed a waiver of any of the rights and remedies of Lender, at law or in equity, or under the Loan Agreement or the other Loan Documents, or under any other agreement evidencing, securing, governing, or pertaining to any obligations evidenced by such Loan Documents.
     §5. Borrower Representations and Warranties. Borrower represents and warrants to Lender that: (a) Borrower has the power and authority to execute and deliver this Amendment; (b) the officer executing this Amendment on behalf of the Borrower has been duly authorized to execute and deliver the same and to bind the Borrower with respect to the provisions of this Amendment; (c) the execution by the Borrower of this Amendment and the performance and observance by the Borrower of the provisions hereof do not violate or conflict with the Articles of Incorporation or Code of Regulations of the Borrower or any law applicable to the Borrower and will not result in the breach of any provision of or constitute a default under any agreement, instrument, or document binding upon or enforceable against the Borrower; and (d) this Amendment, Loan Agreement, Revolving Credit Note, and the other Loan Documents constitute valid, legal, binding, and enforceable obligations of the Borrower in every respect, subject to applicable bankruptcy, insolvency, reorganization, and other similar laws affecting creditors’ rights generally, to general equitable principles, and to applicable doctrines of commercial reasonableness.
     §6. Amendments to the Loan Agreement. The Loan Agreement is hereby amended as follows.
     (a) The third paragraph on page one of the Loan Agreement is hereby amended and restated in its entirety as follows:
WHEREAS, the Borrower and the Bank are entering into this Agreement to set forth the terms and conditions pursuant to which the Bank will (i) replace the Existing Revolving Credit Loan in its entirety with a new revolving line of credit not to exceed the aggregate principal amount of $15,000,000 (the “Revolving Credit Loan”), and (ii) provide a term loan to the Borrower in the principal amount of $9,000,000 (the “$9,000,000 Term Loan,” together with the Revolving Credit Loan, collectively referred to herein as the “Loans”) in order to pay off the International Secured Note; and
     (b) Section 3.1 is hereby amended and restated in its entirety as follows:
     3.1 Revolving Credit Loan.
     (a) General. Upon the terms and subject to the conditions set forth in this Agreement, and in reliance upon the representations, warranties and covenants of the Borrower contained herein, the Bank agrees to provide to the Borrower a revolving line of credit not to exceed the aggregate principal amount of $15,000,000.00 (the “Revolving Credit Loan”). The Revolving Credit Loan shall be evidenced by a promissory note, in the form of the attached Exhibit A, as the same may be amended from time to time, executed by the Borrower (the “Revolving Credit Note”). Within the foregoing limits and subject to the terms and conditions of this Agreement and the Revolving Credit Note, the Borrower may borrow, repay and reborrow under the Revolving Credit Loan at any time and from time to time.
     (b) Procedure for Borrowing under the Revolving Credit Loan. The Borrower may borrow under the Revolving Credit Loan on any Banking Day provided that Borrower gives the Bank either an oral or written notice specifying (i) the requested date of borrowing and (ii) the aggregate amount of the requested borrowing (the “Borrowing Notice”), which Borrowing Notice must be received by the Bank no later than 3:00 p.m. Columbus, Ohio time on the requested date of borrowing. Upon receipt of each Borrowing Notice from Borrower, the Bank shall, upon satisfaction of the conditions set forth in §6 and, provided that the sum of the requested Advance pursuant to a Borrowing Notice and the outstanding principal balance under the Revolving Credit Note at that time does not exceed $15,000,000, Advance an amount equal to the requested borrowing under the Revolving Credit Note and deposit such amount into the Borrower’s account maintained at the Bank. The Bank may, but need not, require that all oral requests be confirmed in writing. All communications, instructions, or directions by telephone or otherwise to the Bank are to be directed to the Bank’s office identified in §12.2. Any Responsible Officer is authorized to request Advances and authorize payments until the Bank receives from the Borrower written notice of revocation of his or her authority. The Borrower agrees to be liable for all sums either: (i) Advanced in accordance with the instructions of any Responsible Officer or (ii) credited to any of the Borrower’s accounts with the Bank.
     §7. Amendments to the Revolving Credit Note. The Revolving Credit Note is hereby amended as follows:
     (a) The principal sum of $7,500,000 set forth in the Revolving Credit Note in the top left hand corner of page one and in the first paragraph of page one is hereby deleted and replaced with the amount of $15,000,000.
     (b) The definition of “Maturity Date” in Section 1.1 is hereby amended and restated in its entirety as follows:
“Maturity Date” shall mean April 30, 2009, as the same may be extended by written agreement of Payee.
     (c) Section 2.1 is hereby amended and restated in its entirety as follows:
     2.1 The proceeds of the loan evidenced by this Note may be advanced, repaid and readvanced, in full or partial amounts, during the term of this Note and prior to the Maturity Date; provided however, that Payee shall not be obligated to make any Advance that when combined with the then outstanding principal balance of this Note at that time would exceed $15,000,000.
     (d) Section 2.2 is hereby amended and restated in its entirety as follows:
     2.2 Maker may request an Advance under this Note on any Banking Day provided that Maker gives Payee either an oral or a written notice specifying (a) the requested date of borrowing, (b) the aggregate amount of such borrowing, and (c) whether such Advance will be a Variable Rate Advance or a LIBOR Advance (a “Borrowing Notice”), which Borrowing Notice must be received by Payee no later than 3:00 p.m. Columbus, Ohio time on the requested date of borrowing. Upon receipt of each Borrowing Notice from Maker, Payee shall, upon satisfaction of the conditions set forth in Section 6 of the Loan Agreement and, provided that the sum of the requested Advance pursuant to a Borrowing Notice and the outstanding principal balance under this Note at that time does not exceed $15,000,000, advance an amount equal to the requested borrowing under this Note and deposit such amount into Maker’s account maintained with Payee. Payee may, but need not, require that all oral requests be confirmed in writing. All communications, instructions, or directions by telephone or otherwise to Payee are to be directed to Payee’s office identified at the beginning of this Note. Any Responsible Officer is authorized to request Advances and authorize payments until Payee receives from Maker written notice of revocation of his or her authority. Maker agrees to be liable for all sums either: (i) advanced in accordance with the instructions of any Responsible Officer; or (ii) credited to any of Maker’s accounts with Payee. Maker agrees that all Advances made by the Payee will be evidenced by entries made by Payee into its electronic data processing system and/or internal memoranda maintained by Payee. Maker further agrees that the sum or sums shown on the most recent printout from Payee’s electronic data processing system and/or such memoranda shall be rebuttably presumptive evidence of the amount of the outstanding principal and of the amount of any accrued interest. Each request for an Advance shall constitute a warranty and representation by the Maker that no Default or Event of Default hereunder or under any related Loan Document has occurred and is continuing.
     §8. Amendment to Security Agreement. The term “Revolving Credit Note” set forth at the top of page two of the Security Agreement shall mean the “Revolving Credit Note” as modified by this Amendment and any other previous or subsequent amendments to the Revolving Credit Note.
     §9. Amendments to Mortgages. In connection with this Amendment, Borrower shall also enter into the First Amendment to Ohio Mortgage and First Amendment to South Carolina Mortgage in favor of Lender substantially in the form of Exhibit A and Exhibit B, respectively, attached hereto.
     §10. Allonge. This Amendment shall be firmly affixed to and become an allonge to the Loan Agreement and Revolving Credit Note.
     §11. Fees and Expenses. Borrower hereby agrees to pay or reimburse to Lender all of its reasonable out-of-pocket expenses, including reasonable attorney’s fees and expenses, and filing expenses actually incurred by Lender in connection with this Amendment.
     §12. Effect of Modification. Except as expressly modified by this Amendment and the amendments to the mortgages described in Section 9 above, all of the terms and conditions of the Loan Agreement, and all of the other Loan Documents, as they may have been previously modified in writing, shall remain in full force and effect.
     IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first written above.
[Signatures on following pages]

LENDER:
KEY BANK NATIONAL ASSOCIATION

By:	/s/ Cheryl A. Bullock

Printed Name: Cheryl A. Bullock

Title: Vice President

“WARNING—BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.”
BORROWER:
CORE MOLDING TECHNOLOGIES, INC.,
F/K/A CORE MATERIALS CORPORATION

By:	/s/ Herman F. Dick, Jr.

Printed Name: Herman F. Dick, Jr.

Its: Vice President, Secretary, Treasurer and CFO

ACKNOWLEDGEMENT AND CONSENT OF GUARANTOR
     The undersigned hereby consents to Borrower’s execution and delivery of this Amendment. All of the obligations of the undersigned owed to Lender pursuant to the Unconditional Guaranty Agreement from the undersigned to Lender dated December 30, 2003, shall remain as currently set forth in such guaranty and nothing in this Amendment shall alter, modify, limit, or impair any of the rights, powers, or remedies that Lender may have under such guaranty.
Date: July 17, 2007

“WARNING—BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.”
CORE COMPOSITES CORPORATION

By:	/s/ Herman F. Dick, Jr.

Printed Name: Herman F. Dick, Jr.

Its: Assistant Secretary